Exhibit 2.4 / Exhibit C, Listing of ProAssurance Subsidiaries

                                                                             CAPITALIZATION:   STRUCTURE:
                                                                                 SHARES      SHARES ISSUED
          COMPANY             INCORPORATION   CURRENT PURPOSE AND ACTIVITIES    AUTHORIZED   & OUTSTANDING    ISSUED
---------------------------------------------------------------------------------------------------------------------
a.     Medical Assurance, Inc.    2/8/1995    Insurance Holding Company
b.     IAO, Inc.                 4/29/1977    Independent Insurance Agency -                                    None
                                              Active
c.     Medical Assurance of      2/26/1988    Independent Insurance Agency -                                    None
       Indiana Agency, Inc.                   Inactive
d.     Mutual Assurance          12/23/1976   Independent Insurance Agency -                                    None
       Agency of Ohio, Inc.                   Inactive
e.     ProAssurance Group        10/23/2001   Alabama Corporation - Houses                                      None
       Services Corporation                   Benefit Plans and Employees
f.     NCRIC Corporation         2/20/2003    Insurance Holding Company
g.     NCRIC, Inc.                6/24/80     District of Columbia Domestic                                     None
                                              Insurer - Active
h.     American Captive          3/12/2001    District of Columbia Domestic                                     None
       Corporation                            Captive - Inactive
i.     National Capital          11/27/1984   Licensed insurance brokerage -                                    None
       Insurance Brokerage,                   Inactive
       Ltd.
j.     National Capital Risk                                                                                    None
       Services, LLC
k.     NCRIC Insurance           6/26/1989    Independent Insurance Agency -                                    None
       Agency, Inc.                           Inactive
l.     Healthcare Compliance                  Purchasing Group - Inactive                                       None
       Purchasing Group, LLC
m.     E-Health Solutions           2000      Supplier of premium on-line                                       None
       Group, Inc.                            learning for health care providers
                                              - Inactive
n.     NCRIC Physicians             1994      Corporation organized to provide a network                        None
       Organization, Inc.                     for managed care
                                              contracting w/third party payers
o.     Professionals Group,      1/31/1996    Insurance Holding Company
       Inc.
p.     MEMH Holdings, Inc.       10/21/1998   Insurance Holding Company - Inactive                              None
q.     American Insurance        8/31/1988    Attorney-in-Fact for American                                     None
       Management Corp.                       Medical Insurance Exchange -
                                              Inactive
r.     Professionals National     1/4/2000    Bermuda Captive - Insurance Risk                                  None
       Insurance Co., Ltd.                    Facility - Active
s.     ProNational Insurance     3/31/1981    Independent Insurance Agency -                                    None
       Agency, Inc.                           Inactive
t.     Physicians Protective     6/12/1972    Independent Insurance Agency -                                    None
       Plan, Inc.                             Inactive
u.     Professionals                none      NO SUCH ENTITY
       Protective Plan, Inc.
v.     Professional Group        5/27/1986    Michigan Corporation - Previously                                 None
       Services Corp.                         housed benefit plans
w.     PRA Services              12/10/1985   TPA for claims related services -                                 None
       Corporation                            active
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